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Fingerhut Financial Services Receivables, Inc.                        FFS Master Trust                           Monthly Report
Certificateholder's Statement                                          Series 1996-1                                     Jul-96
Section 5.2                                       Class A           Class B         Class C         Class D            Total

(i)   Certificate Amount                        518,000,000.00   87,500,000.00   50,000,000.00   44,500,000.00   700,000,000.00
(ii)  Certificate Principal Distributed                   0.00            0.00            0.00                             0.00
(iii) Certificate Interest Distributed            2,784,250.00      495,833.33      245,977.60                     3,526,060.93
(iv) Principal Collections                       27,370,917.46    4,623,465.79    2,641,980.45    2,334,775.52    36,971,139.22
(v)  Finance Charge Collections                   9,052,486.60    1,529,136.25      873,792.14      771,968.67    12,227,383.66
     Recoveries                                      24,116.56        4,073.74        2,327.85        2,071.79        32,589.94
     Interest Earned on Accounts                          0.00            0.00            0.00            0.00             0.00
	Total Finance Charge Collections          9,076,603.15    1,533,209.99      876,120.00      774,040.46    12,259,973.60
	  Total Collections                      36,447,520.62    6,156,675.78    3,518,100.45    3,108,815.98    49,231,112.82
(vi) Aggregate Amount of Principal Receivables                                                                 1,104,471,474.26
     Invested Amount (End of Month)             518,000,000.00   87,500,000.00   50,000,000.00   44,500,000.00   700,000,000.00
     Floating Allocation Percentage                 46.9002606%      7.9223413%      4.5270522%      4.0290764%      63.3787306%
     Invested Amount (Beginning of Month)       518,000,000.00   87,500,000.00   50,000,000.00   44,500,000.00   700,000,000.00
     Average Daily Invested Amount                                                                               699,681,252.09
(vii)  Receivable Delinquencies (As a % of Total Receivables)
	Current                                                         88.07%    998,472,404.21
	30 Days to 59 Days (1 to 29 Days Contractually Delinquent)       7.82%     88,649,752.05
	60 Days to 89 Days (30 to 59 Days Contractually Delinquent)      1.71%     19,404,250.89
	90 Days and Over (60+ Days Contractually Delinquent)             2.40%     27,185,680.14
	  Total Receivables                                            100.00%  1,133,712,087.29
(viii) Aggregate Investor Default Amount                                            3,352,541.23
       As a % of Average Daily Invested Amount                                              6.26%
       (Based on 28 days, Annualized based on 366 days/year)
(ix) Charge-Offs
      Class A                                                                               0.00
      Class B                                                                               0.00
      Class C                                                                               0.00
      Class D                                                                               0.00
	Total Charge-Offs                                                                   0.00
(x)   Servicing Fee                                                                 1,071,038.25
(xi)  Pool Factor
      Class A                                                                          1.0000000
      Class B                                                                          1.0000000
      Class C                                                                          1.0000000
(xii) Unreimbursed Reallocated Principal Collections
      Class B                                                                               0.00
      Class C                                                                               0.00
      Class D                                                                               0.00
(xiii) Excess Funding Account Balance                                                       0.00
       Prefunding Account Balance                                                           0.00
       Average Net Portfolio Yield                                                       16.6408%
Minimum Base Rate                                                                         8.4706%
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